Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

MAXWELL TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1.1                                      Registered Office. The registered office of Maxwell Technologies, Inc. (the “Corporation”) in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

Section 1.2                                      Principal Executive Office. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (“Board of Directors”) from time to time shall designate.

Section 1.3                                      Other Offices.  The Corporation may also have offices at such other places both within and without Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1                                      Location of Meetings.  Meetings of stockholders for any purpose may be held at such time and place, within or without Delaware, as may be fixed by the Board of Directors, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware statute.

Section 2.2                                      Time of Annual Meeting.  Annual meetings of stockholders, commencing with the year 2004 shall be held on the second Wednesday of the fifth month following the close of the fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3                                      Notice of Annual Meeting.  Written notice of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4                                      Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.4 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.5                                      Stockholder Proposals. In addition to any other applicable requirements, for a stockholder proposal to be considered for inclusion in the corporation’s proxy statement for the annual meeting, the stockholder must have satisfied all of the conditions set forth in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (the “Proxy Rules”), including particularly the requirement that the stockholder give timely written notice of the proposal to the corporation.

Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for consideration for inclusion in the proxy statement for the meeting.  For a stockholder proposal to properly be brought before an annual meeting, in addition to any other applicable requirements, the stockholder must satisfy all of the conditions set forth in the Proxy Rules; provided, however, that the proposal must be received by the Secretary of the corporation not less than ninety (90) calendar days prior to the date of the corporation’s proxy statement delivered to stockholders in connection with the previous year’s annual meeting.  If the corporation did not hold an annual meeting in the previous year, or if the date of the meeting changed by more than thirty (30) days from the date of the previous year’s annual meeting, the proposal must be received by the corporation not less than sixty (60) calendar days prior to the meeting date or not more than ten (10) calendar days after the public announcement of the meeting date if the public announcement is made less than sixty (60) calendar days prior to the date of the meeting.

Each stockholder notice must set forth, as to each matter the stockholder proposes to include in the proxy statement and/or bring before the annual meeting, the information required by the Proxy Rules, and indicate any material interest of the stockholder in the business proposed to be brought before the meeting.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures and conditions set forth in this Article II and the Proxy Rules; provided, however, that nothing in this Article II or the Proxy Rules shall be deemed to preclude discussion of any business properly brought before the annual meeting.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.6                                      Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Board of Directors [the chairman of the board,] or chief executive officer [Note: can be anyone designated by certificate of incorporation or bylaws] and shall be called by the chairman of the board or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.7                                      Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.8                                      Business Transacted at Special Meetings.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.9                                      Conduct of Meetings.  All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meetings shall determine.  The chairman of any annual or special meeting of stockholders shall be the chief executive officer.  [Note:  this may not be “SOX state of art”  best practices.]  The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

Section 2.10                                Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.  At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.11                                Majority Vote.  When a quorum is present at any meeting, (a) a plurality of the votes cast shall be sufficient to elect directors, and (b) a majority of the votes cast shall be sufficient to take or authorize action upon any other matter, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.12                                One Vote Per Share.  Each stockholder shall, at every meeting of the stockholders, be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 2.13                                Action by Written Consent.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If, pursuant to this provision, corporate action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such action shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided by statute and these bylaws.  Procedures for consenting to corporate action by electronic transmission shall be governed by statute.

Section 2.14                                Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the person executing the proxy specifies therein a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the secretary of the Corporation.

Section 2.15                                Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof.  If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder’s proxy, shall) make such an appointment.

The number of Inspectors of Election shall be one or three.  If there are three Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all.  No such Inspector need be a stockholder of the Corporation.

The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election to vote with fairness to all stockholders.  On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

Section 2.16                                Advanced Notice of Business at Annual Meetings.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder’s notice to the secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.16.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.16, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

Section 3.1                                      Management of Business.  The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.2                                      Number; Election; Qualifications.  The number of directors shall constitute the whole Board shall be such number as shall be determined from time to time by resolution of the Board of Directors.

The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.5 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

Section 3.3                                      Election and Term of Office of Directors.  The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

Notwithstanding the foregoing provisions of this Section 3.3, each director shall serve until his successor is elected and qualified or until his death, resignation or removal and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4                                      Nomination of Directors.

(a)                                  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board as directors at the annual meeting may be made at a meeting of stockholders, by or at the direction of the Board or a committee appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III.

(i)                                     Nominations of directors, other than those made by or at the direction of the Board or such committee, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation within the time periods prescribed for consideration for inclusion of stockholder proposals in the corporation’s proxy statement for an annual meeting set forth in Article II of these bylaws.

(ii)                                  Such stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Proxy Rules (including without limitation such person’s written consent to being named in the proxy statement as the nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 of the Exchange Act or any successor rule thereto) by such stockholder.

(b)                                 At the request of the Board any person nominated for election as a director shall furnish to the secretary of the Corporation any other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article III.

(c)                                  The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the required procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.5                                      Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the votting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

Section 3.6                                      Removal.  Any director may be removed from office only as provided in Article Tenth of the Restated Certificate of Incorporation of the Corporation.

Meetings of the Board of Directors

Section 3.7                                      Place and Conduct of Meetings. Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows:  The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting.  If no such designation is made:  (i) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation’s principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the Corporation’s principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation’s principal executive office.  Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.  The chairman of any regular or special meeting shall be the Chairman of the Board, or in his absence a person designated by the Board of Directors.  The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.8                                      Initial Meeting.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.9                                      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.10                                Special Meetings.  Special meetings of the Board of Directors may be called by the chairman of the board or chief executive officer on two days’ notice to each director, either personally or by mail or by electronic transmission or by telegram; special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of two directors.

Section 3.11                                Quorum.  At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.12                                Telephonic Meeting.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these bylaws shall constitute presence in person at such meeting.

Section 3.13                                Action by Written Consent.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Committees of Directors

Section 3.14                                Authority of Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Any such committee, to the extent provided in the Board resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by this chapter to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any by-law of the Corporation.

Section 3.15                                Meeting of Committees. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of applicable law and of any resolutions of the Board of Directors governing such committee.  Each committee shall meet as provided by such rules or such resolution of the Board of Directors, and shall also meet at the call of its chairman or any two members of such committee.  Unless otherwise provided by such rules or by such resolution, the provisions of these bylaws under this Article III relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of holding meetings and notice of meetings for committees of the Board of Directors.  A majority of the members of each committee shall constitute a quorum thereof.  In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice of waiver.  Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board of Directors, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.

Section 3.16                                Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.17                                Fees and Compensation. Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors (a) for their usual and contemplated services as directors, (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff, and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.17.  Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix, including without limitation grants of stock option and of shares of restricted stock.  Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services.  Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 4.1                                      Method of Notice.  Whenever under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by electronic transmission, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of electronic transmission, as provided by statute.  Notice to directors may also be personally delivered, or given by telegram.

Section 4.2                                      Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4.3                                      Notice to stockholders sharing an address.  Notwithstanding anything contained in these bylaws to the contrary, and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the Delaware General Corporation Law, the Corporation’s certificate of incorporation or these bylaws, shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within sixty days of having been given written notice by the Corporation of its intention to send a single notice under this Section, shall be deemed to have consented to receiving such single written notice.

ARTICLE V

OFFICERS

Section 5.1                                      Offices Created.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a chief executive officer, president, such vice presidents as the Board of Directors deems appropriate, a secretary and a treasurer.  The Board of Directors may also choose additional vice presidents or assistant vice presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 5.2                                      Appointment of Principal Officers.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, a chief executive officer, a secretary and a treasurer and such other officers as the Board deems appropriate.

Section 5.3                                      Appointment of Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4                                      Compensation.  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.  Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

Section 5.5                                      Term.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.6                                      Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, to the President, or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors.  The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

Section 5.7                                      Removal.  Any officer or assistant officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

The President and the Chief Executive Officer

Section 5.8                                      General Duties. The chief executive officer shall provide senior level executive leadership to the Corporation.  He shall have the general powers and duties of management usually vested in the office of the chief executive of a corporation, and shall have in addition such other powers and duties as may be prescribed by the Board of Directors or these bylaws.  The president and the chief executive officer of the Corporation shall have general and active management of the business of the Corporation as delegated and specified by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In addition, he shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.  The offices of president and chief executive officer may, but need not, be held by the same person.  The offices of president and chief executive officer shall be held by the same person unless otherwise designated by the Board of Directors.  Subject to such limitations as may be imposed by the Board of Directors, any powers or duties vested in the chief executive officer or president may be delegated by him to such subordinates as he may choose.

Section 5.9                                      Authority to Execute Contracts.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to the chief executive officer or to some other officer or agent of the Corporation.

The Vice Presidents

Section 5.10                                Duties of Vice President.  In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (or in the event that there be more than one vice president, then presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or president may from time to time prescribe.

The Secretary and Assistant Secretaries

Section 5.11                                Duties of Secretary.  The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The secretary shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or president may from time to time prescribe.

Section 5.12                                Duties of Assistant Secretaries.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or president may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 5.13                                Duties of Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The treasurer shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or president may from time to time prescribe.

Section 5.14                                Disbursement of Funds.  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president, to the chief executive officer and to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 5.15                                Bond.  If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.16                                Assistant Treasurers.  The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the president may from time to time prescribe.

Chairman of the Board

Section 5.17                                Duties of Chairman of the Board.  The chairman of the board shall preside at all meetings of the Board of Directors and, in the absence of the chief executive officer, at  all meetings of the stockholders.  The chairman of the board shall be a director of the Corporation and may, but need not, hold another corporate office.  In the absence of the chairman of the board or in the event of the chairman’s inability or refusal to act, the Board of Directors shall appoint from among their number a chairman pro tem to preside at meetings of the Board of

Directors or of the stockholders. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.  Subject to such limitations as may be imposed by the Board of Directors, any powers or duties vested in the Chairman of the Board may be delegated by him to such subordinates as he may choose.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                      Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.  This Article shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article (or the adoption of the comparable provisions of the bylaws of the Corporation’s predecessor corporation).

Section 6.2                                      Prepayment of Expenses.  The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise.

Section 6.3                                      Right of Claimant to Bring Suit. If a claim under Section 6.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.4                                      Non-Exclusivity of Rights.  The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or may hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5                                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6                                      Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.7                                      Amendment or Repeal.  Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.1                                      Requirements.  Except as otherwise provided by law, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the Corporation.  Any or all such signatures may be a facsimile.  The Corporation shall not issue any stock certificates in bearer form.

Section 7.2                                      Countersignature.  Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 7.3                                      Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4                                      Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define.  No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar.  The duties of transfer agent and registrar may be combined.

Section 7.5                                      Transfers of Stock.  Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation’s registrar if the Corporation has a registrar.  The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation’s stock as it may deem expedient.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.6                                      Stock Ledgers.  Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 7.7                                      Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty nor less than ten days before the date of such meeting; more than ten days after the date upon which the Board of Directors adopts the resolution fixing the record date for actions by written consent; or more than sixty days prior to any other action.  In no event shall the record date precede the date of adoption of the Board resolution fixing such record date.  If no record date is fixed by the Board of Directors, the record date shall be fixed as provided by statute.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.8                                      Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1                                      Interested Party Transactions.  In the event of a proposed contract or transaction between the Corporation and one or more of the following (each an “Interested Party”); any (i) officer, (ii) any director, or (iii) any holder of 10% of the corporation’s outstanding stock, or between a corporation and any other corporation partnership, association, or other organization in which one or more Interested Parties are officers, directors, or have a financial interest, the notice for the meeting of the Board of directors at which such contract is to be considered shall identify such contract or transaction, the fact that an Interested Party is involved in the transaction, and the nature and extent of such involvement.  A proposed contract or transaction involving an Interested Party as aforesaid may not be consummated unless it is authorized at a Board meeting at which (a) all material facts as to the contract or transaction and as to the relationship or interest of the Interested Party with respect thereto have been disclosed, and (b) a majority of the directors who are not Interested Parties, although less than a quorum, have authorized the contract or transaction following such full disclosure.

Section 8.2                                      Declaration of Dividends.  Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the certificate of incorporation may be declared by the Board of Directors at any regular or special meeting, pursuant to and in accordance with applicable law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.3                                      Establishment of Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive as to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.4                                      Contracts.  In addition to, and specifically not in limitation of, such authority as may be granted to them under the General Corporation Law of the State of Delaware, as amended from time to time, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 8.5                                      Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.6                                      Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of December of each year, unless otherwise be fixed by resolution of the Board of Directors.

Section 8.7                                      Seal.  The corporate seal shall have inscribed thereon the words “Corporate Seal, Delaware” and may include the name of the Corporation and the year of its organization.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.  The Corporation may adopt for any transaction, without the specific leave of the directors, a seal which is different from its customary and usual seal; and it shall be sufficient in any document requiring the seal of the Corporation if the officer executing such document on behalf of the Corporation, being authorized to do so, writes or prints the word “Seal” or makes some similar mark.

Section 8.8                                      Voting of Stock in Other Corporations..  Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders’ meetings thereof by the chief executive officer, or, in his absence, the Chairman of the Board.  The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 8.9                                      Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 8.10                                Section Headings.  Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.11                                Inconsistent Provisions.  In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

Section 9.1                                      Procedure. Subject to the provisions of the Certificate of Incorporation, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these bylaws, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board.